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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated February 17, 1998; relating to the combined financial statements of Ziff-Davis Inc. and ZD COMDEX and Forums Inc., and the consolidated financial statements of Ziff-Davis Inc. (formerly Ziff-Davis Publishing Company), which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
December 17, 1998